Exhibit 99.1

Investor Relations:	Media:
Charles Messman or Todd Kehrli MKR Group (323) 468-2300 tnxi@mkr-group.com	Todd Barrish Dukas PR (212) 704-7385 todd@dukaspr.com
Telanetix Reports First Quarter 2010 Results

BELLEVUE, WA – May 13, 2010 - Telanetix, Inc. (OTC BB: TNXI), a leading communications solutions provider offering next generation voice services to the business market, today reported financial results for its fiscal 2010 first quarter ended March 31, 2010.

Financial Highlights for the First Quarter

▪	Revenue was $7.7 million, up 6.4% from $7.2 million in the preceding quarter and up 9.1% from $7.0 million for the first quarter of 2009.

▪	Core voice revenue increased 8% to $5.8 million, compared to $5.4 million last quarter.

▪	Adjusted EBITDA improved to $517,000, compared to a loss of $318,000 a year ago.

▪	Gross profit was $4.5 million, or 58.5% of revenue, compared to $3.9 million, or 55.5% of revenue a year ago.

▪	Total operating expenses improved to $5.0 million, compared to $5.1 million a year ago.

▪	Operating loss was reduced to $0.5 million for the first quarter as compared to a loss of $1.2 million a year ago.

Adjusted EBITDA is a non-GAAP financial measure. Management believes certain non-GAAP measures provide relevant and meaningful measures by which investors can evaluate the business. EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization, and the company defines Adjusted EBITDA as EBITDA adjusted for non-cash items including stock-based and warrant compensation, charges related to changes in fair market value of warrant and beneficial conversion feature liabilities.  A reconciliation can be found at the end of this release.

“During the quarter we continued to make significant progress, achieving improvement in all of our core key financial metrics including continued sequential revenue growth on reduced operating expenses,” said, Doug Johnson, Telanetix’s CEO.  “Our next generation Digital Phone Service (DPS) continues to be a growth driver, posting a strong sequential increase in its installed customer base during the quarter.  We look to build on this strong core revenue momentum through the remainder of the year as it helps to offset the expected churn in our legacy revenue due to the departure of two significant legacy customers.”

Telanetix reported revenues of $7.7 million for the first quarter of 2010, up 6.4% from $7.2 million in the preceding quarter and up 9.1% from $7.0 million for the first quarter of 2009.

Net loss from continuing operations for the first quarter of 2010 was $5.5 million, or a loss of $0.17 per share, compared to a loss of $1.8 million, or a loss of $0.05 per share, in the first quarter last year.  The net loss for the first quarter of 2010 included a $4.2 million charge for the change in fair market value of warrant and beneficial conversion feature liabilities and $0.8 million of interest expense. The net loss for the first quarter of 2009 included $0.9 million of income related to the change in fair market value of warrant and beneficial conversion feature liabilities and $1.4 million of interest expense.

Total cash and cash equivalents were $824,000 on March 31, 2010.

About Telanetix, Inc.
Telanetix is a leading communications solutions provider offering next generation voice services to the business market.  Telanetix solutions meet the real-world communications demands of its customers with powerful, cost effective industry-leading communication solutions. The company's voice offerings, marketed under the "AccessLine" brand, give business customers a flexible, easy to use, cost effective alternative to today’s traditional phone service, offering flexible calling solutions, a simpler installation experience, and a greater range of support options than traditional telecom providers. Additional information may be found at the Telanetix corporate website, www.telanetix.com.

Safe Harbor Statement
Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission could materially and adversely affect our business, operating results and financial condition. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

-Tables to Follow -

TELANETIX, INC.
Condensed Consolidated Balance Sheets

March 31, 2010		December 31, 2009
	(Unaudited)
ASSETS
Current assets
Cash	$823,741	$493,413
Accounts receivable, net	2,179,339	1,888,393
Inventory	257,057	253,563
Prepaid expenses and other current assets	570,059	465,348
Total current assets	3,830,196	3,100,717
Property and equipment, net	3,578,552	3,733,120
Goodwill	7,044,864	7,044,864
Purchased intangibles, net	12,828,337	13,378,337
Other assets	828,752	870,476
Total assets	$28,110,701	$28,127,514

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,663,601	$1,614,382
Accrued liabilities	3,618,038	3,141,315
Deferred revenue	951,800	897,453
Current portion of capital lease obligations	626,225	683,249
Beneficial conversion feature liabilities	8,301,804	4,052,071
Total current liabilities	15,161,468	10,388,470
Non-current liabilities
Accrued Interest	2,586,486	2,477,021
Deferred revenue, net of current portion	282,695	264,271
Capital lease obligations, net of current portion	395,913	421,782
Convertible debentures	19,136,866	18,518,487
Total non-current liabilities	22,401,960	21,681,561
Total liabilities	37,563,428	32,070,031
Stockholders' equity (deficit)
Common stock, $.0001 par value; Authorized: 300,000,000 shares;
Issued and outstanding: 31,768,320 at March 31, 2010 and December 31, 2009	3,177	3,177
Additional paid in capital	35,066,118	34,848,164
Warrants	1,551,802	1,551,802
Accumulated deficit	(46,073,824)	(40,345,660)
Total stockholders' deficit	(9,452,727)	(3,942,517)
Total liabilities and stockholders' deficit	$28,110,701	$28,127,514

TELANETIX, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2010	2009

Revenues	$7,660,697	$7,024,192

Cost of revenues	3,181,258	3,126,771

Gross profit	4,479,439	3,897,421

Operating expenses
Selling and marketing	1,576,323	1,465,855
General and administrative	1,961,865	2,099,670
Research, development and engineering	739,319	763,758
Depreciation	143,541	242,888
Amortization of purchased intangibles	550,000	550,000
Total operating expenses	4,971,048	5,122,171

Operating loss	(491,609)	(1,224,750)

Other income (expense)
Interest income	64	153
Interest expense	(788,499)	(1,438,742)
Change in fair market value of warrant and beneficial conversion feature liabilities	(4,249,733)	905,372
Total other income (expense)	(5,038,168)	(533,217)

Loss from continuing operations	(5,529,777)	(1,757,967)

Loss from discontinued operations	(198,387)	(499,333)

Net loss	$(5,728,164)	$(2,257,300)

Net loss per share - basic and diluted:
Continuing operations	$(0.17)	$(0.05)
Discontinued operations	(0.01)	(0.02)
Net loss per share	$(0.18)	$(0.07)

Weighted average shares outstanding - basic and diluted	31,768,320	31,162,972

TELANETIX, INC.
Net Loss to EBITDA Reconciliation

	Three months ended March 31,
	2010	2009
Adjusted EBITDA (earnings release purposes only)
Net loss	$(5,728,164)	$(2,257,300)
Depreciation and amortization of purchased intangibles	989,328	1,125,572
Interest Expense, net	788,435	1,438,589
EBITDA	(3,950,401)	306,861
Adjustments for certain non-cash expenses:
Change in fair market value of warrant and beneficial conversion feature liabilities	4,249,733	(905,372)
Stock compensation	217,954	280,341
Adjusted EBITDA	$517,286	$(318,170)